UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO 63102
(Address of principal executive offices and zip code)

(314) 932-6160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

Terms of Noteholder Support Agreement

On July 22, 2016, Foresight Energy LLC (“FELLC”) and Foresight Energy Finance Corporation (together, the “Issuers”), together with Foresight Energy LP (“FELP”), and certain other subsidiaries of FELP (collectively, the “Partnership”) and Foresight Energy GP LLC (“FEGP”) entered into an Amended and Restated Transaction Support Agreement (the “A&R Notes Support Agreement”) with certain holders (the “Consenting Noteholders”) of the Issuers’ 7.875% Senior Notes due 2021 (the “Notes”), Foresight Reserves LP (“Reserves”), Mr. Christopher Cline (“Cline”), Cline Resources and Development Company (“Cline R&D”), Mr. Michael J. Beyer (“Beyer”), Munsen LLC (“Munsen”), Filbert Holdings LLC (“Filbert”), Candice Cline 2004 Irrevocable Trust (“Candice Cline Trust”), Alex T. Cline 2004 Irrevocable Trust (“Alex Cline Trust”), Christopher L. Cline 2004 Irrevocable Trust (“Christopher Cline Trust”), Kameron N. Cline 2004 Irrevocable Trust (“Kameron Cline Trust”) and Forest Glen Investments LLC (“Forest Glen,” together with Reserves, Cline, Cline R&D, Beyer, Munsen, Filbert, Candice Cline Trust, Alex Cline Trust, Christopher Cline Trust and Kameron Cline Trust, the “Cline Group”), and Murray Energy Corp. (“Murray Energy”), pursuant to which the Partnership, the Consenting Noteholders, the Cline Group and Murray Energy have agreed (subject to the terms and conditions set forth therein) to support a proposed global restructuring (the “Restructuring”) of the Partnership’s indebtedness and certain governance and equity matters relating to the Partnership.

The A&R Notes Support Agreement shall terminate automatically upon the termination or expiration of the forbearance agreement dated December 18, 2015 (as amended) with certain holders of the Notes (the “Notes Forbearance Agreement”) and shall also be subject to certain other termination events, including, among others, the commencement of a bankruptcy proceeding of the Partnership, any condition to closing of the Exchange Offer (as defined below) becoming incapable of being satisfied on or before August 31, 2016, the Partnership failing to launch the Exchange Offer by August 1, 2016, the Partnership failing to extend (by August 1, 2016) the Noteholder Forbearance Agreement and the forbearance agreement dated January 27, 2016 (as amended) relating to Foresight Receivables LLC’s receivables financing agreement (the “A/R Securitization Forbearance Agreement”) to a date not earlier than August 31, 2016 and the termination of the A&R Lender Support Agreement (as defined below). Certain of the termination events under the A&R Notes Support Agreement may be waived or modified by at least two noteholders party to the A&R Notes Support Agreement that hold at least 66 2/3% of the aggregate principal amount of Notes held by the Consenting Noteholders party to such agreement (excluding any noteholders who may be affiliates of the Partnership).

Terms of Lender Support Agreement

 Additionally, on July 22, 2016, the Partnership entered into an Amended and Restated Transaction Support Agreement (the “A&R Lender Support Agreement” and together with the A&R Notes Support Agreement, the “A&R Support Agreements”) with certain of the lenders (the “Consenting Lenders”) under the Partnership’s Second Amended and Restated Credit Agreement dated as of August 23, 2013 (the “Credit Agreement”), the Cline Group and Murray Energy, pursuant to which the Consenting Lenders, the Cline Group and Murray Energy have agreed (subject to the terms and conditions set forth therein) to support the Restructuring, including a proposed amendment and restatement (the “Amendment”) of the Credit Agreement, and, among other things, the following:

•

FELLC has paid the Consenting Lenders a consent fee in an aggregate amount equal to 0.25% of the aggregate amount of revolving credit facility commitments of, and, without duplication, 0.25% of all loans, including term loans, owed to such Consenting Lenders under the Credit Agreement (after giving effect to the proposed Amendment) (the “Consent Fee”);

•

FELLC has agreed to pay each Consenting Lender (on the effective date of the proposed Amendment) an amendment fee in an aggregate amount (after giving effect to transactions contemplated in the proposed Restructuring) equal to 1.0% of the aggregate amount of revolving credit facility commitments of, and, without duplication, 1.0% of all loans, including term loans, owed to such Consenting Lenders under the Credit Agreement (after giving effect to the revolving credit facility reduction) (the “Amendment Fee”); provided that FELLC shall be entitled to credit the Consent Fee against such Amendment Fee;

•

The Consenting Lenders have agreed that as of the effective date of the proposed Amendment, the Consenting Lenders will waive defaults and events of default under the Credit Agreement specified in: (i) the Notice of Events of Default and Reservation of Rights dated December 9, 2015; (ii) the notice of payment default dated February 16, 2016; (iii) the Compliance Certificate dated March 23, 2016 for the period ending December 31, 2015; and (iv) any other defaults or events of default continuing immediately prior to the consummation of the transactions contemplated in the proposed Restructuring.

The A&R Lender Support Agreement shall terminate automatically upon the consummation of the Restructuring and shall also be subject to certain other termination events, including, among others, the commencement of a bankruptcy proceeding of the Partnership, any condition to closing of the Exchange Offer becoming incapable of being satisfied on or before August 31, 2016, the Partnership failing to launch the Exchange Offer by August 1, 2016, the Partnership failing to extend (by August 1, 2016) the Noteholder Forbearance Agreement and the A/R Securitization Forbearance Agreement (as defined below) to a date not earlier than August 31, 2016 and certain defaults or terminations of the Partnership’s existing forbearance agreements and transaction support agreements. Certain of the termination events under the A&R Lender Support Agreement may be waived or modified by Consenting Lenders holding more than 50% in aggregate outstanding principal amount of the loans and commitments under the Credit Agreement (the “Bank Debt”) and claims related to such debt that are held by all Consenting Lenders (excluding any Consenting Lenders who may be affiliates of the Partnership).

In the event of the termination of the A&R Lender Support Agreement resulting from the Partnership’s failure to launch the Exchange Offer by August 1, 2016 or extend the Noteholder Forbearance Agreement and the A/R Securitization Forbearance Agreement, the Partnership will pay each Consenting Lenders party to the A&R Lender Support Agreement a fee in an aggregate amount equal to 0.25% of the aggregate amount of revolving credit facility commitments of, and, without duplication, 0.25% of all loans, including term loans, owed to, such Consenting Lenders under the Credit Agreement (after giving effect to the proposed Amendment), which fee will not be credited against the Amendment Fee.

Terms of the Proposed Restructuring.

Pursuant to the A&R Support Agreements, the parties have agreed to support and seek to consummate the Restructuring as set forth in the term sheet for the Restructuring (the “Transaction Term Sheet”) in a timely manner, including (subject to the terms and conditions set forth therein):

•

Holders of the Notes who are not affiliates of the Partnership, Reserves (as defined below) or Reserves Investor Group (as defined below) exchanging their Notes, through an exchange offer by the Partnership (the “Exchange Offer”), for:

(i)

between $117.6 and $120 million aggregate principal amount of second-lien senior convertible PIK notes (the “New Exchangeable PIK Notes”) (with a maturity date of September 30, 2017 and a 15.0% per annum PIK coupon), which may be redeemed or purchased: (a) at the Partnership’s option by or on behalf of the Partnership; (b) at the option of Murray Energy, an affiliate of Murray Energy or a group of persons which includes Murray energy or any of its affiliates; or (c) some combination of the purchase/redemption options described in clauses (a) and (b) that results in the entire purchase or redemption of the New Exchangeable PIK Notes (clauses (a), (b) and (c) being referred to as the “Note Redemption”). The New Exchangeable PIK Notes, if not redeemed or purchased under a Note Redemption, will convert into common units of FELP (the “Common Units”) representing 75% of the total outstanding units of FELP (including Common Units and subordinated units) on September 30, 2017;

(ii)

between $285.8 million and $291.6 million aggregate principal amount of second-lien senior secured notes due 2021 (the “New Second Lien Notes”) (with a 9.0% per annum cash coupon for the first two years, a 10.0% per annum cash coupon thereafter plus, in each case, an additional 1.0% per annum PIK coupon), plus an additional principal amount resulting from the capitalization of accrued and unpaid interest on the Notes held by such holders; and

(iii)	warrants (the “Warrants”), to be issued on the date the Exchange Offer is consummated (the

“Effective Date”), to acquire an amount of newly issued Common Units equal to 4.5% of the total outstanding units of FELP (including Common Units and subordinated units) outstanding on the date of a Note Redemption (after giving effect to the full exercise of the warrants and with certain other anti-dilution protections), exercisable only upon and after a Note Redemption and until the tenth anniversary of the Note Redemption.

•

Investors in Reserves (together with Reserves, the “Reserves Investor Group”) purchasing, through a tender offer (the “Tender Offer”) (conditioned upon the contemporaneous consummation of the Exchange Offer described above), up to $105.4 million principal amount of the Notes held by holders that are not Reserves, the Reserves Investor Group or their affiliates, which shall settle contemporaneously with the settlement of the Exchange Offer (such purchased notes, the “New Affiliate Notes”). Reserves Investor Group will then exchange the New Affiliate Notes, together with $83 million principal amount of Notes currently held by them, for: (a) up to $180 million principal amount of New Exchangeable PIK Notes and (b) up to $9.9 million principal amount of New Second Lien Notes. An additional principal amount of New Second Lien Notes equal to the accrued and unpaid interest on the New Affiliate Notes as of the Effective Date will be issued to the holders tendering in the Tender Offer. An additional principal amount of New Second Lien Notes equal to the accrued and unpaid interest on the Notes held by Reserves Investor Group as of the Effective Date will be issued to Reserves Investor Group;

•

The Partnership and the Consenting Lenders will amend and restate the Credit Agreement to effect the following amendments: (i) a $75 million reduction in aggregate lender commitments under the revolving credit facility (with an additional $25 million reduction to occur on December 31, 2016); (ii) a 1.00% increase in the interest rates applicable to borrowings under the Credit Agreement; (iii) the implementation of an “excess cash flow sweep” provision (to be applicable in the second half of 2016 and in 2017), requiring prepayment of the term loans thereunder with 50% of “excess cash flow” (to be defined in a manner consistent with the existing Credit Agreement definition, subject to any mutually agreed upon modifications); (iv) the amendment of the consolidated interest coverage ratio and senior secured leverage ratio financial covenants to make such covenants applicable to both the term loan facility and the revolving credit facility (instead of only the revolving credit facility); (v) the amendment of the senior secured leverage ratio applicable to the financial maintenance covenant to be as follows: (a) 3.5 to 1 through the end of 2016; (b) 3.5 to 1 during 2017; (c) 3.5 to 1 during 2018; (d) 3.25 to 1 during 2019; (e) 3.00 to 1 during 2020; and (f) 2.75 to 1 during 2021 (vi) the prohibition of certain restricted payments in 2016, 2017 and the first six months of 2018 (or such later date as the revolving credit facility is refinanced) (subject to limited tax-related exceptions in 2017 and thereafter); (vii) the implementation of an “anti-hoarding” provision, prohibiting borrowings under the revolving credit facility (other than letters of credit) when FELLC’s unrestricted cash exceeds $35 million; (viii) other amendments to the Credit Agreement for the purpose of implementing the other transactions contemplated in the proposed Restructuring; and (ix) other amendments to the covenants, representations and warranties, events of default and other provisions of the Credit Agreement;

•	Certain proposed amendments and waivers to Foresight Receivables LLC’s receivables financing agreement to (among other things) address existing defaults;

•	The proposed execution of a new intercreditor agreement among the first-lien creditors and the proposed new second-lien creditors;

•	The proposed execution of certain release agreements among the Partnership, its principal equityholders and holders of the Notes;

•

Certain proposed operational and corporate governance changes, including the appointment of a Chief Accounting Officer of the Partnership’s general partner that is not affiliated with its significant equityholders, the appointment of a board observer mutually agreed upon by the holders of the Notes and the Partnership and the establishment of a “Synergy and Conflicts Committee” tasked with review and oversight of affiliate transactions; and

•

Proposed modifications or amendments to the Partnership’s other operational or financing documents, including equipment financings, as may be necessary to address existing defaults and/or events of default and permit the other proposed Restructuring transactions.

The foregoing descriptions of the A&R Support Agreements, including all attachments thereto are qualified in their entirety by reference to the full text of the A&R Support Agreements (filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate. All comments concerning the proposed Restructuring described herein are based on the current state of the ongoing related negotiations.

The successful consummation of the transactions contemplated by the A&R Support Agreements is subject to various conditions, including the successful negotiation of definitive documentation and other conditions that are not within the control of the Partnership or its affiliates. There can be no assurances that the Partnership or any of its affiliates will be able to successfully negotiate or implement any of the proposed Restructuring transactions contemplated by the A&R Support Agreements, or if they are able to do so, that such negotiation or implementation will be consistent with the terms described herein.

We continue to experience substantial financial, business, operational and reputational risks that threaten our ability to continue as a going concern and could materially affect our present expectations and projections. For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the section entitled “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 15, 2016.

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amended and Restated Transaction Support Agreement, dated as of July 22, 2016, by and among, the Partnership, Murray Energy, the Cline Group and the lenders party thereto.
10.2	Amended and Restated Transaction Support Agreement, dated as of July 22, 2016, by and among FEGP, the Partnership, Murray Energy, the Cline Group and the holders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Foresight Energy LP
By:	Foresight Energy GP LLC,
its general partner
By:	/s/ Robert D. Moore
Robert D. Moore
President and Chief Executive Officer
Date: July 25, 2016